Exhibit 4.16

L BRANDS, INC. (formerly known as LIMITED BRANDS, INC.),

THE GUARANTORS PARTY HERETO, as Guarantors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

7.000% Senior Notes due 2020

6.625% Senior Notes due 2021

5.625% Senior Notes due 2022

5.625% Senior Notes due 2023

NINTH SUPPLEMENTAL INDENTURE

Dated as of January 30, 2015

to

INDENTURE

Dated as of March 15, 1988

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Definitions	2

ARTICLE 2
AGREEMENT TO BE BOUND; GUARANTEE

Section 2.01	Agreement To Be Bound	3
Section 2.02	Guarantee	3

ARTICLE 3
MISCELLANEOUS

Section 3.01.	Effect of Supplemental Indenture	3
Section 3.02.	Effect of Headings	3
Section 3.03.	Successors and Assigns	3
Section 3.04.	Severability Clause	3
Section 3.05.	Benefits of Supplemental Indenture	3
Section 3.06.	Conflict	4
Section 3.07.	Governing Law	4
Section 3.08.	Trustee	4

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NINTH SUPPLEMENTAL INDENTURE, dated as of January 30, 2015 (this “Supplemental Indenture”), among L Brands, Inc., a Delaware corporation (hereinafter called the “Company”), La Senza, Inc. and Bath & Body Works Direct, Inc. (each, a “New Guarantor”), each other then existing Guarantor under the Original Indenture referred to below (the “Existing Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor trustee hereunder (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee, entered into an indenture, dated March 15, 1988 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated May 31, 2005 (the “First Supplemental Indenture”), as further amended by the Second Supplemental Indenture dated July 17, 2007 (the “Second Supplemental Indenture”), as further amended by the Third Supplemental Indenture dated May 4, 2010 (the “Third Supplemental Indenture”), as further amended by the Fourth Supplemental Indenture, dated January 29, 2011 (the “Fourth Supplemental Indenture”), as further amended by the Fifth Supplemental Indenture, dated March 25, 2011 (the “Fifth Supplemental Indenture”), as further amended by the Sixth Supplemental Indenture, dated February 7, 2012 (the “Sixth Supplemental Indenture”), as further amended by the Seventh Supplemental Indenture, dated March 22, 2013 (the “Seventh Supplemental Indenture”), as further amended by the Eighth Supplemental Indenture, dated October 16, 2013 (the “Eighth Supplemental Indenture” and together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Base Indenture, the “Original Indenture”), pursuant to which the Company issued its 7.000% Senior Notes due 2020 (the “2020 Notes”), 6.625% Senior Notes due 2021 (the “2021 Notes”), 5.625% Senior Notes due 2022 (the “2022 Notes”), 5.625% Senior Notes due 2023 (the “2023 Notes,” and together with the 2020 Notes, the 2021 Notes and the 2022 Notes, the “Notes”).

WHEREAS, Section 5.4 of each of the Third, Fifth, Sixth and Eighth Supplemental Indentures provides that in the event that any of the Domestic Subsidiaries of the Company becomes a borrower or guarantor under the Senior Credit Facility (other than obligations of a Domestic Subsidiary under indebtedness for borrowed money existing at the time such Domestic Subsidiary became a Domestic Subsidiary and not created in contemplation of such acquisition), then, in each such case, the Company is required to cause such Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally guarantee, on a joint and several basis with the Existing Guarantors, the full and prompt payment of principal of and interest and premium, if any, on the Notes and all of the Company’s obligations under the Notes as set forth herein and in Article Six of the Third, Fifth, Sixth and Eighth Supplemental Indentures;

WHEREAS, Section 1301 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Notes, to add a Guarantee of the Notes;

WHEREAS, all things necessary to make this Supplemental Indenture a valid, binding and enforceable agreement of the Company, each of the New Guarantors, the Existing Guarantors and the Trustee and a valid supplement to the Original Indenture have been done; and

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing, each of the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. The Original Indenture together with this Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by this Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture and this Supplemental Indenture, the definition in this Supplemental Indenture shall apply to the Notes (and any Guarantee endorsed therein).

For all purposes of this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereunder” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular article, section or other subdivision hereof.

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ARTICLE 2

AGREEMENT TO BE BOUND; GUARANTEE

Section 2.01 Agreement To Be Bound. Each of the New Guarantors hereby becomes a party to the Original Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Original Indenture. Each of the New Guarantors agrees to be bound by all of the provisions of the Original Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Original Indenture.

Section 2.02 Guarantee. Each of the New Guarantors agrees, on a joint and several basis with all the Existing Guarantors, to unconditionally guarantee to each Holder of the Notes and the Trustee the Obligations as provided in Article Six of the Third, Fifth, Sixth and Eighth Supplemental Indentures.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Effect of Supplemental Indenture. (a) This Supplemental Indenture is a supplemental indenture within the meaning of Section 13.01 of the Original Indenture, and the Original Indenture shall be read together with this Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Original Indenture and this Supplemental Indenture were contained in the same instrument.

(b) In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Supplemental Indenture.

Section 3.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.03. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company, the New Guarantor, the Existing Guarantors, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

Section 3.04. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05. Benefits of This Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

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Section 3.06. Conflict. In the event that there is a conflict or inconsistency between the Original Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Original Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

Section 3.07. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR ENTERED INTO AND, IN EACH CASE, PERFORMED, IN SAID STATE.

Section 3.08. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on the date and year first written above.

L BRANDS, INC.

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

[Signature page to the Ninth Supplemental Indenture]

NEW GUARANTOR:

LA SENZA, INC.

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

By:	/s/ Douglas L. Williams
Name:	Douglas L. Williams
Title:	Executive Vice President, General Counsel

NEW GUARANTOR:

BATH & BODY WORKS DIRECT, INC.

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

By:	/s/ Douglas L. Williams
Name:	Douglas L. Williams
Title:	Executive Vice President, General Counsel

[Signature page to the Ninth Supplemental Indenture]

EXISTING GUARANTOR:

BATH & BODY WORKS BRAND
MANAGEMENT, INC.

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

BATH & BODY WORKS, LLC.

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

BEAUTYAVENUES, LLC

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

INTIMATE BRANDS, INC.

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

[Signature page to the Ninth Supplemental Indenture]

EXISTING GUARANTOR:

INTIMATE BRANDS HOLDING, LLC

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

L BRANDS DIRECT FULFILLMENT, INC.

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

L BRANDS SERVICE COMPANY, LLC

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

L BRANDS STORE DESIGN & CONSTRUCTION, INC.

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

[Signature page to the Ninth Supplemental Indenture]

EXISTING GUARANTOR:

MAST INDUSTRIES, INC

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

EXISTING GUARANTOR:

VICTORIA’S SECRET STORES, LLC

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President

[Signature page to the Ninth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael Countryman
Name:	Michael Countryman
Title:	Vice President

[Signature page to the Ninth Supplemental Indenture]